UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 28, 2005

BASSETT FURNITURE INDUSTRIES, INCORPORATED

(Exact name of registrant as specified in its charter)

VIRGINIA	0-209	54-0135270
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3525 FAIRYSTONE PARK HIGHWAY BASSETT, VIRGINIA	24055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 276/629-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On September 28, 2005, Bassett Furniture Industries issued a news release relating to, among other things, the third quarter and year-to-date financial results for the fiscal year 2005. A copy of the news release announcing this information is attached to this report as Exhibit 99.1.

Item 2.05 Costs Associated with Exit or Disposal Activities

On September 29, 2005, Bassett Furniture Industries committed to and announced plans to cease operations at its wood manufacturing facility in Mt. Airy, N.C. In connection with the closing of the Mt. Airy facility, the Company will record a fourth quarter pre-tax restructuring and impairment charge of approximately $2.0 to $3.0 million, approximately half of which is asset impairment of primarily machinery and equipment and half is employee termination and benefit related costs. A copy of the news release announcing this information is attached to this report as Exhibit 99.2.

Item 2.06 Material Impairments

The information set forth above in Item 2.05 is hereby incorporated into Item 2.06 by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 News release issued by Bassett Furniture Industries, Inc. on September 28, 2005.

Exhibit 99.2 News release issued by Bassett Furniture Industries, Inc. on September 29, 2005.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

Date: September 28, 2005	By:	/s/ Barry C. Safrit
Barry C. Safrit
	Title:	Vice President, Chief Financial Officer

EXHIBIT INDEX

Description

Exhibit No. 99.1	News release issued by Bassett Furniture Industries, Inc. on September 28, 2005.

Exhibit No. 99.2	News release issued by Bassett Furniture Industries, Inc. on September 29, 2005.